As filed with the Securities and Exchange Commission on December 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRECISION DRILLING CORPORATION

(Exact name of registrant as specified in its charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification Number)

800, 525 – 8th Avenue, S.W.

Calgary, Alberta

Canada T2P 1G1

(403) 716-4500

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Precision Drilling Corporation Omnibus Equity Incentive Plan

Precision Drilling Non-Employee Director Share Unit Plan

(Full title of the plan)

Precision Drilling (US) Corporation

10350 Richmond Avenue, Suite 700

Houston, Texas 77042

(713) 435-6100

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Veronica Foley

Chief Legal and Compliance Officer

Precision Drilling Corporation

800, 525 – 8th Avenue, S.W.

Calgary, Alberta

Canada T2P 1G1

(403) 716-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On October 30, 2017, Precision Drilling Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-221226) (the “2017 Registration Statement”) to register 894,379 of the Registrant’s common shares (“Common Shares”) (after giving effect to a 20-1 share consolidation on November 12, 2020), which may be issued under the Precision Drilling Corporation Omnibus Equity Incentive Plan (the “Omnibus Plan”). On December 20, 2023, the Registrant filed a Registration Statement on Form S-8 (File No. 333-276158) (together with the 2017 Registration Statement, the “Prior Registration Statements”) to register an additional 200,000 Common Shares under the Omnibus Plan.

At the Registrant’s Annual Meeting of Shareholders on May 16, 2024 (the “2024 Meeting”), the Registrant’s shareholders approved an amendment to the Omnibus Plan to increase the number of Common Shares available for grant under the Omnibus Plan by 500,000 to a maximum number of 1,594,379.

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by the Registrant to register an additional 500,000 Common Shares reserved for issuance under the Omnibus Plan. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, including all exhibits filed therewith or incorporated therein by reference, except as supplemented, amended or superseded by the information set forth below.

At the 2024 Meeting, the Registrant’s shareholders also approved the Precision Drilling Non-Employee Director Share Unit Plan (the “Director Share Unit Plan”). This Registration Statement registers 200,000 Common Shares underlying awards that may be granted under the Director Share Unit Plan.

PART I.

Item 1. Plan Information.

The documents containing information specified in Part I of Form S-8 will be sent or given to eligible participants of the Director Share Unit Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The Registrant will provide a written statement to eligible participants of the Director Share Unit Plan advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference into Item 3 of Part II of this Registration Statement, and that such documents are incorporated by reference in the Section 10(a) prospectus, as required by Item 2 of Part I of Form S-8. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to eligible participants pursuant to Rule 428(b). Requests should be directed to: Precision Drilling (US) Corporation, 10350 Richmond Avenue, Suite 700, Houston, Texas 77042, (713) 435-6100, Attention: Investor Relations.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the Commission on March 4, 2024, including the reports of independent registered public accounting firm in respect of the audited consolidated financial statements therein and on the effectiveness of internal control over financial reporting as of December 31, 2023;

(b) the Registrant’s Management Information Circular dated April 3, 2024 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K furnished to the Commission on April 3, 2024);

(c) the Registrant’s Management’s Discussion and Analysis for the three and nine months ended September 30, 2024 and condensed interim consolidated financial statements as at September 30, 2024 and for the three and nine months ended September  30, 2024 (incorporated by reference to Exhibit 99.1 and Exhibit 99.2 of the Registrant’s Form 6-K furnished to the Commission on October 30, 2024);

(d) all other reports of the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023; and

(e) the description of the Common Shares (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K filed with the Commission by the Registrant on June 1, 2010 under the designation 8-K12B).

All other documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated by reference into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Business Corporations Act (Alberta) (the “ABCA”), the Registrant may indemnify a present or former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives (an “Indemnified Party”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other action or proceeding in which the director or officer is involved by reason of being or having been a director or officer of the Registrant or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful. Such indemnification may be in connection with an action by or on behalf of the Registrant to procure a judgment in its favor only with court approval.

The bylaws of the Registrant provide that, subject to section 124 of the ABCA, except in respect of an action by or on behalf of the Registrant or body corporate to procure a judgment in its favor, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding (or, if permitted by the ABCA, any investigative action or proceeding) to which he or she is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if he or she (i) acted honestly and in good faith with a view to the best interests of the Registrant (ii) and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The Registrant may, subject to the approval of a Court (as defined in the ABCA), indemnify a person in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the Registrant or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if the person (i) acted honestly and in good faith with a view to the best interests of the Registrant (ii) and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

Notwithstanding the above, a person shall be entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal administrative, investigative or other action or proceeding in which the person is involved by reason of being or having been a director or officer of the Registrant or body corporate, if the person seeking indemnity (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, (ii) acted honestly and in good faith with a view to the best interests of the Registrant; (iii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Index to Exhibits attached hereto.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to that information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

3.1	Certificate of Amalgamation of the Corporation (incorporated by reference from the Corporation’s Registration Statement on Form S-8 (File No. 333-167614) included as Exhibit 4.1, filed with the Commission on June 17, 2010).

3.2	By-Law No. 1 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the Commission on April 24, 2013)

3.3	By-Law No. 2 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.2, furnished to the Commission on April 3, 2013)

5.1	Opinion of Osler, Hoskin & Harcourt LLP

10.1	Precision Drilling Non-Employee Director Share Unit Plan

23.1	Consent of Osler, Hoskin & Harcourt LLP (contained in opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included on the signature page to this Registration Statement)

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on the 19th day of December, 2024.

PRECISION DRILLING CORPORATION

By:	/s/ Carey T. Ford
Carey T. Ford Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carey T. Ford and Veronica H. Foley, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in each person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Signature	Title	Date

/s/ Kevin A. Neveu Kevin A. Neveu	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2024

/s/ Carey T. Ford Carey T. Ford	Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2024

/s/ William T. Donovan William T. Donovan	Director	December 19, 2024

/s/ Steven W. Krablin Steven W. Krablin	Director	December 19, 2024

/s/ Lori A. Lancaster Lori A. Lancaster	Director	December 19, 2024

/s/ Susan M. MacKenzie Susan M. MacKenzie	Director	December 19, 2024

/s/ Kevin O. Meyers Kevin O. Meyers	Director	December 19, 2024

/s/ David W. Williams David W. Williams	Director	December 19, 2024

/s/ Alice L. Wong	Director	December 19, 2024
Alice L. Wong

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States, in the City of Houston, State of Texas, on the 19th day of December, 2024.

PRECISION DRILLING (US) CORPORATION

By:	/s/ Veronica H. Foley
Veronica H. Foley Chief Legal and Compliance Officer